Exhibit 10.iii.(m)


IMC GLOBAL INC.
1998 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(Effective as of January 1, 1998)



Contents                                                      Page

Article 1.  Introduction                                        1
Article 2.  Definitions                                         1
Article 3.  Eligibility                                         2
Article 4.  Participant Accounts                                2
Article 5.  Additions to Participant Accounts                   3
Article 6.  Vesting in Participant Accounts                     4
Article 7.  Establishment of Trust                              4
Article 8.  Distributions                                       4
Article 9.  Administration of the Plan                          6
Article 10. Amendment and Termination                           6
Article 11. General Provisions                                  7
IMC GLOBAL INC.
1998 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Article 1. Introduction
1.1.   Title.   The title of this Plan shall be the "IMC Global  Inc.  1998
Supplemental Executive Retirement Plan."

1.2. Purpose. This Plan shall constitute an unfunded nonqualified deferred compensation arrangement established for the purpose of providing deferred compensation to a select group of management or highly compensated employees (as defined for purposes of Title I of ERISA) of the Company and adopting Affiliates. The Plan is intended to be maintained and administered in connection with the "IMC Global Inc. Profit Sharing and Savings Plan" and the "IMC Global Inc. 1998 Restoration Plan" for the benefit of employees of the Company and adopting Affiliates who are in salary grade 27 or above or who are designated as participants in the Plan by the Chief Executive Officer of the Company.

Article 2. Definitions
"Account" means the account maintained on behalf of each Participant which will represent the amount of the Retirement Contributions made on behalf of such Participant pursuant to Section 5.1 of the Plan, as adjusted by
Section 5.2 of the Plan.

"Affiliate" means an entity that, together with the Company, is considered as a single employer under Section 414(b) or (c) of the Code.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the committee described in Section 10.1 of the Qualified Plan which is a named fiduciary of and responsible for the administration of the Qualified Plan.

"Company" means IMC Global Inc., a Delaware corporation.

"Effective Date" means January 1, 1998.

"Employer" means, both collectively and individually as determined by the context of the applicable provision, the Company and any Affiliate which adopts this Plan with the approval of the Company.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Participant"   means  any  eligible  employee  of  an  Employer   who   is
participating under the Plan pursuant to Article 3.

"Plan"  means this "IMC Global Inc. 1998 Supplemental Executive  Retirement
Plan".

"Plan Year" means the calendar year.

"Retirement Contributions" means the contributions made on behalf of a Participant pursuant to Section 5.1 of this Plan.

"Qualified Plan" means the "IMC Global Inc. Profit Sharing and Savings Plan," as amended from time to time.

"Restoration Plan" means the "IMC Global Inc. 1998 Restoration Plan," as amended from time to time.

Article 3. Eligibility
Each employee of an Employer (other than the Chief Executive Officer and the Chairman of the Company) who as of the beginning of a Plan Year is in salary grade 27 or above or who is designated as a Participant for the Plan Year by the Chief Executive Officer of the Company shall be a Participant in the Plan for the Plan Year; provided, that only those employees of an Employer who are in a select group of management or are highly compensated (within the meaning of Title I of ERISA) may be designated as participants in this Plan.

Article 4. Participant Accounts
4.1. Account. The Committee shall establish and maintain an Account for each Participant. The Participant's Account shall be a bookkeeping account maintained by the Company and shall reflect the amount of the Retirement Contributions and other amounts credited hereunder on behalf of the Participant. Interest on the amounts reflected in a Participant's Account shall be credited to his Account in accordance with Article 5.
4.2. Opening Account Balances. Each Participant as of the Effective Date shall have an opening balance credited to such Participant's Account as of the Effective Date equal to (i) the applicable percentage (as determined from the table in Section 5.1 below based on the Participant's age on December 31, 1997) of the Participant's 1997 base salary plus 1997 bonus (the annual bonus payable to the Participant in 1997 under the Company's Management Incentive Compensation Plan) multiplied by (ii) the Participant's years (including fractional years) of service with the Company or an Affiliate as of December 31, 1997 that were completed after the Participant's 40th birthday, reduced by (iii) the lump sum actuarial equivalent value of the Participant's accrued benefit as of December 31, 1997 (assuming payments begin at age 65 and calculated using a 5.25% immediate annuity interest rate assumption and the deferred annuity interest rate assumptions which would be used by the Pension Benefit Guaranty Corporation to calculate benefits upon plan termination and the other actuarial assumptions that were in effect under such plans on December 31, 1997) earned for the period of service used in (ii) above under all qualified and nonqualified (excluding the Company's Supplemental Executive Retirement Plan) defined benefit plans and the profit sharing component of defined contribution plans maintained by the Company and all Affiliates and further reduced by (iv) FICA withholding on the vested portion of the amount so determined after application of (iii) above.

Article 5. Additions to Participant Accounts
5.1. Retirement Contributions. As of the end of each Plan Year, a Retirement Contribution shall be credited to the Account of each Participant in an amount equal to (i) the applicable percentage (as determined from the table set forth below) multiplied by (ii) the Participant's base salary for the Plan Year plus bonus (the annual bonus payable to the Participant in the Plan Year under the Company's Management Incentive Compensation Plan), reduced by (iii) the profit sharing contributions made for the Participant for the Plan Year (or that would have been so made if the Participant had not elected to continuing accruing benefits after the Effective Date under a qualified defined benefit plan maintained by the Company or an Affiliate) to the Qualified Plan and the Restoration Plan and further reduced by (iv) FICA withholding on the vested portion of the amount so determined after application of (iii) above and on any previously made Retirement Contribution amounts (and deemed investment earnings thereon) that have become vested during the Plan Year.

The applicable percentage for a Participant for a Plan Year is based upon the Participant's age as of the end of the Plan Year as follows:

Age                 Applicable Percentage
<40                           0%
40-49                        13%
50-59                        15%
60+                          17%

5.2. Interest Additions. As of the end of each calendar quarter there shall be added to each Participant's Account interest on the Account balance as of the beginning of the calendar quarter at a rate equal to the prime rate published in The Wall Street Journal on the first business day of the calendar quarter plus 2 percent.

Article 6. Vesting in Participant Accounts
The balance in a Participant's Account shall be 100% vested at any time after the Participant has both attained age 55 and completed at least five years of Service (as defined in the Qualified Plan). Prior to a Participant's attaining age 55 the vested percentage of the Participant's Account shall be determined based on the Participant's years of Service (as defined in the Qualified Plan) as follows:

Years of Service             Vested Percentage
<5                                   0%
 5                                  50%
 6                                  60%
 7                                  70%
 8                                  80%
 9                                  90%
 10 or more                        100%

Article 7.  Establishment of Trust
7.1. Establishment of Trust. The Company may, in its sole discretion, establish a grantor trust (as described in Section 671 of the Code) for the purpose of accumulating assets to provide for the obligations hereunder. The assets and income of such trust shall be subject to the claims of the general creditors of an Employer hereunder, but only to the extent that such assets and income are attributable to the contributions of that individual Employer. The establishment of such a trust shall not affect the Employers' liability to pay benefits hereunder except that any such liability shall be offset by any payments actually made to a Participant under such a trust. In the event such a trust is established, the amount to be contributed thereto shall be determined by the Company and the investment of such assets shall be made in accordance with the trust document.

7.2. Status of Trust. Participants shall have no direct or secured claim in any asset of the trust or in specific assets of their Employer and will have the status of general unsecured creditors of their Employer for any amounts due under this Plan. The assets and income of the trust will be subject to the claims of any Employer's creditors, but only to the extent that such assets and income are attributable to the contributions of that individual Employer.

Article 8.  Distributions
8.1. Distribution of Accounts. If a Participant's employment with his Employer and all Affiliates is terminated by reason of his death, the balance in the Participant's Account (determined as of the date on which the distribution is processed) shall be distributed to Participant's beneficiary as soon as administratively practicable after the end of the calendar quarter in which the Participant's death occurs. Such payment shall be made in the form of a lump sum payment. If such Participant is entitled to a Retirement Contribution for the Plan Year in which his death occurs that is not reflected in the Account balance so distributed to the Participant's beneficiary, the amount of such Retirement Contribution shall be distributed to the Participant's beneficiary as soon as administratively practicable after the end of the Plan Year in which the Participant's death occurs.

If a Participant's employment with his Employer and all Affiliates is terminated for a reason other than his death, after he has completed five years of Service (as defined in the Qualified Plan), the vested portion of the balance in the Participant's Account (determined as of the date on which the distribution is processed) shall be distributed to the
Participant (or, in the event of the Participant's death, to his beneficiary) as soon as administratively practicable after the end of the calendar quarter in which the Participant's termination of employment occurs and the unvested portion shall be forfeited. Such payment shall be made in the form of a lump sum payment. If such Participant is entitled to a Retirement Contribution for the Plan Year in which his employment terminates that is not reflected in the Account balance so distributed to the Participant, the amount of the vested portion of such Retirement Contribution shall be distributed to the Participant as soon as administratively practicable after the end of the Plan Year in which the Participant's termination of employment occurs. If a Participant's employment with his Employer and all Affiliates is terminated before the Participant has completed five years of Service (as defined in the Qualified Plan) for a reason other than his death, the balance in the Participant's Account shall be forfeited.

8.2. Involuntary Distributions. Notwithstanding the foregoing provisions of this Article 8, the Committee may on its own initiative authorize the Company to distribute to any Participant (or to a designated beneficiary in the event of the Participant's death) all or any portion of the Participant's Account. Such payment would be specifically authorized in the event that there is a change in tax law, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving a Participant or a beneficiary, or a closing agreement made under Section 7121 of the Code that is approved by the Internal Revenue Service and involves a Participant, and the Committee determines that a Participant has or will recognize income for federal income tax purposes with respect to amounts deferred under this Plan prior to the time such amounts are paid to the Participant.

8.3. Designation of Beneficiaries. Each Participant may name any person (who may be named concurrently, contingently or successively) to whom the Participant's Account under the Plan is to be paid if the Participant dies before such Account is fully distributed. Each such beneficiary designation will revoke all prior designations by the Participant, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. If a Participant fails to designate a beneficiary before his death, as provided above, or if the beneficiary designated by a Participant dies before the date of the Participant's death or before payment of the Participant's Account, the Committee, in its discretion, may pay the Participant's Account (a) to the surviving spouse of such deceased Participant, if any, or (b) if there shall be no surviving spouse, the surviving children of such deceased Participant, if any, in equal shares, or (c) if there shall be no surviving spouse or children, to the executors or administrators of the estate of such deceased Participant, or (d) if no executor or administrator shall have been appointed for the estate of such deceased Participant within six months from the date of the Participant's death, to the person or persons who would be entitled under the intestate succession laws of the state of the Participant's domicile to receive the Participant's personal estate.

Article 9.  Administration of the Plan
The Plan shall be administered by the Committee. The duties and authority of the Committee under the Plan shall include (a) the interpretation of the provisions of the Plan, (b) the adoption of any rules and regulations which may become necessary or advisable in the operation of the Plan, (c) the making of such determinations as may be permitted or required pursuant to the Plan, and (d) the taking of such other actions as may be required for the proper administration of the Plan in accordance with its terms. Any decision of the Committee with respect to any matter within the authority of the Committee shall be final, binding and conclusive upon the Company and each Participant, former Participant, designated beneficiary, and each person claiming under or through any Participant or designated beneficiary; and no additional authorization or ratification by the board of directors of the Company shall be required. Any action taken by the Committee with respect to any one or more Participants shall not be binding on the Committee as to any action to be taken with respect to any other Participant. A member of the Committee may be a Participant, but no member of the Committee may participate in any decision directly affecting his rights or the computation of his benefits under the Plan. Each determination required or permitted under the Plan shall be made by the Committee in the sole and absolute discretion of the Committee.

Article 10.  Amendment and Termination
10.1. Amendment. The Company shall have the right to amend the Plan by action of the board of directors of the Company (or a duly appointed delegate thereof) from time to time, except that no such amendment shall, without the consent of the Participant to whom deferred compensation has been credited to his Account under this Plan, adversely affect the right of the Participant (or his beneficiary) to receive payments of such deferred compensation under the terms of this Plan.

10.2. Plan Termination. The Plan may be terminated with respect to the Company or any Employer at any time by action of the board of directors of the Company (or a duly appointed delegate thereof) in its sole discretion. The Plan shall be automatically terminated with respect to any Employer upon the termination of the Qualified Plan with respect to such Employer pursuant to Section 15.3 of the Qualified Plan. Notwithstanding the foregoing, no termination of this Plan shall alter the right of a Participant (or his beneficiary) to payments of amounts previously credited to such Participant's Account under the Plan.

Article 11.  General Provisions
11.1. Non-Alienation of Benefits. A Participant's rights to the amounts credited to his Accounts under the Plan shall not be salable, transferable, pledgeable or otherwise assignable, in whole or in part, by the voluntary or involuntary acts of any person, or by operation of law, and shall not be liable or taken for any obligation of such person. Any such attempted grant, transfer, pledge or assignment shall be null and void and without any legal effect.

11.2. Withholding for Taxes. Notwithstanding anything contained in this Plan to the contrary, each Employer shall withhold from any distribution made under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding provisions of the Code or any applicable State law for purposes of paying any tax attributable to any amounts distributable or creditable under the Plan.

11.3. Immunity of Committee Members. The members of the Committee may rely upon any information, report or opinion supplied to them by any officer of an Employer or any legal counsel, independent public accountant or actuary, and shall be fully protected in relying upon any such information, report or opinion. No member of the Committee shall have any liability to the Company or any Participant, former Participant, designated beneficiary, person claiming under or through any Participant or designated beneficiary or other person interested or concerned in connection with any decision made by such member of the Committee pursuant to the Plan which was based upon any such information, report or opinion if such member of the Committee relied thereon in good faith.

11.4. Plan Not to Affect Employment Relationship. Neither the adoption of the Plan nor its operation shall in any way affect the right and power of an Employer to dismiss or otherwise terminate the employment or change the terms of the employment or amount of compensation of any Participant at any time for any reason or without cause. By accepting any payment under this Plan, each Participant, former Participant, designated beneficiary and each person claiming under or through such person, shall be conclusively bound by any action or decision taken or made under the Plan by the Committee.

11.5. Notices. Any notice required to be given by the Company or the Committee hereunder shall be in writing and shall be delivered in person or by registered mail, return receipt requested. Any notice given by registered mail shall be deemed to have been given upon the date of delivery, correctly addressed to the last known address of the person to whom such notice is to be given.

11.6. Gender and Number; Headings. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply; and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections of the Plan are inserted for convenience of reference and are not part of the Plan and are not to be considered in the construction thereof.

11.7. Controlling Law. The Plan shall be construed in accordance with the internal laws of the State of Illinois, to the extent not preempted by any applicable federal law.

11.8. Successors. The Plan is binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Committee and its successor and on any Employer and its successor, whether by way of merger, consolidation, purchase or otherwise.

11.9. Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be enforced as if the invalid provisions had never been set forth therein.

IN WITNESS WHEREOF, IMC Global Inc. has caused its corporate seal to be hereunto affixed by its officers thereunto duly authorized this ______ day of ____________, 1999.
IMC GLOBAL INC.


By:


(Corporate Seal)


ATTEST: